EXHIBIT 10.2

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into this            day of             , 2009, by BOSTWICK LABORATORIES, INC., a Delaware corporation (“Tenant”), and COMMONWEALTH BIOTECHNOLOGIES, INC., a Virginia corporation (“Landlord”).

In consideration of the rents hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

1. SUMMARY OF TERMS.

The following is a summary of the terms of this Lease. The terms used herein shall have the meanings as set forth in greater detail in the Sections, subsections, and paragraphs of this Lease that follow and shall be governed by and subject to such provisions.

1.1. Basic Rent: $579,492.00

1.2. Basic Rent Adjustment: 2.5% per annum.

1.3. Monthly Installment of Basic Rent: One-twelfth (1/12) of Basic Rent.

1.4. Notice Addresses:

(a) Tenant:	Bostwick Laboratories, Inc. c/o David G. Bostwick, M.D., M.B.A., CEO 4355 Innslake Drive Glen Allen, Virginia 23060 Fax: ( ) -

With a copy to:	Wyatt S. Beazley IV Williams Mullen 1021 E. Cary Street Richmond, Virginia 23219 Fax: (804) 783-6507

Landlord:	Commonwealth Biotechnologies, Inc. c/o James H. Brennan 601 Biotech Drive Richmond, Virginia 23235 Fax: (804) 915-3830

With a copy to:
Bradley A. Haneberg, Esquire Kaufman & Canoles, A Professional Corporation Three James Center, Suite #1206 1051 East Cary Street Richmond, Virginia 23219 Fax: (804) 771-5777

1.5. Premises: That certain real property situated in the County of Chesterfield, Virginia on an approximately 4.592 acre parcel of land, commonly known as 601 Biotech Drive, Richmond, Virginia 23235, including, (i) all existing improvements located thereon, including, without limitation the existing free standing office building of approximately 32,194 square feet (the “Building”) and (ii) all existing exterior areas, including, without limitation, all parking lots, driveways, sidewalks, other paved areas, landscaped areas, and loading dock areas (the “Exterior Areas”). Landlord shall have access to the portions of the Building identified as Rooms 150, 151, 132, 133, 134, 194 and 197 for Landlord’s use in connection with its maintenance and administrative obligations under this Lease.

Notwithstanding the foregoing, Landlord and Tenant agree that for the one hundred eighty (180) day period commencing on the Commencement Date (the “Reservation Period”), Landlord shall have (i) exclusive access to the following areas of the Building: (i) those rooms of the Building identified and designated as Room Numbers 201, 203, 205, 207 and 107 (collectively, the “Reserved Rooms”) and non-exclusive access (ii) to such areas of the Building as are necessary to permit Landlord’s access to the Reserved Rooms and (iii) to such Exterior Areas as are necessary to permit Landlord’s use and enjoyment of the Reserved Rooms. Landlord shall have the option to extend the Reservation Period for an additional six (6) month period (the “Extended Reservation Period”) by delivery of written notice to Tenant on or before the date which is thirty (30) days prior to the expiration of the Reservation Period. During the Extended Reservation Period, the Tenant’s Monthly Installment of Basic Rent shall be reduced by $18 per square foot of the Reserved Rooms. On or before the expiration of the Reservation Period, or the Extended Reservation Period, if applicable, Landlord shall remove all personal property of the Landlord located in the Reserved Rooms.

1.6. Term or Lease Term: Five (5) years, plus such additional Extension Term as further described and defined in Section 3 below.

1.7. Landlord’s Agents: Landlord’s Agents shall mean Landlord’s agents, employees, contractors, licenses, and invitees.

1.8. Tenant’s Agents: Tenant’s Agents shall mean Tenant’s agents, employees, contractors, licenses, and invitees.

1.9. Deposit: $144,873

1.10. Default Rate: Per annum interest rate listed as the base rate on corporate loans at large U.S. money center commercial banks as published from time to time under “Money Rates” in The Wall Street Journal plus three percent (3%), but in no event greater than the maximum rate permitted by law. In the event The Wall Street Journal ceases to publish such rates, Landlord shall choose at Landlord’s sole discretion a similar publication which publishes such rates.

2. LEASED PREMISES.

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises.

3. TERM AND EXTENSION OPTIONS.

3.1. Term. The initial term of this Lease (the “Initial Term” and including any Extension Term as provided below, the “Term”) shall commence on the Commencement Date which shall be the date Tenant acquires the Premises from Landlord (the “Commencement Date”). The Initial Term shall be five (5) years, plus the part of the month, if any, from the Commencement Date through the last day of the month immediately prior to the first full calendar month of the Initial Term. The Initial Term shall end at midnight on the last day of the Initial Term (the “Termination Date”), unless earlier terminated pursuant to any other provision of this Lease or pursuant to law.

3.2 Extension Options. Landlord hereby grants to Tenant one option to extend the Term for a period of five (5) years (“Extension Term”), commencing upon the expiration of the Initial Term. Provided that (i) Tenant is not then in default under this Lease and no event has occurred which, with notice or the passage of time or both, would constitute a default by Tenant under this Lease (provided, however, in the event Tenant has failed two times in any twelve month period during the Term of this Lease to pay Basic Rent timely as required pursuant to Section 13.1(a) below, Landlord shall have the right to approve or deny Tenant’s request to extend the Term of this Lease), and (iii) at the time of Tenant’s exercise of the Extension Term, there has been no material adverse change in Tenant’s financial condition, Tenant may exercise the foregoing option by written notice to Landlord at least twelve (12) months prior to the expiration of the Initial Term.

If the Initial Term is extended by reason of the foregoing, all of the terms and conditions of this Lease shall continue in full force and effect to the end of the Extension Term, except that the Basic Annual Rent for each year of the Extension Term shall represent an increase of 2.5% over the Basic Annual Rent for the previous year.

4. RENT.

4.1. Basic Rent. Tenant shall pay to Landlord during the Term of this Lease the Basic Rent, payable in advance in equal Monthly Installments of Basic Rent, without notice, demand, abatement, deduction or set-off, on the first day of each and every calendar month during the Term of this Lease; provided, however, that if the Term of this Lease shall commence on a day other than the first day of a month, the first payment shall include any prorated Basic Rent for the period from the Commencement Date to the first day of the first full calendar month of the Term. “Rental Year” is defined as each twelve (12) full calendar month period occurring during the Term of this Lease, with the first Rental Year commencing as of the Commencement Date and including any initial partial calendar month.

4.2. Basic Rent Adjustment. Commencing with the second Rental Year and continuing each Rental Year thereafter for the remainder of the Term, including any Extension Term, the Basic Rent shall be increased by an amount equal to the product of the Basic Rent Adjustment and the Basic Rent paid by Tenant during the Rental Year preceding each annual increase.

4.3. Late Charge. If Tenant fails to make any payment of Basic Rent on or before the date when payment is due and such failure continues for five (5) days after the date when such payment is due, then Tenant shall pay to Landlord, as Additional Rent, a late charge to cover extra administrative costs and loss of use of funds equal to five percent (5%) of the amount due for the month or portion thereof that such amount is past due and, additionally, such unpaid amounts shall bear interest at the Default Rate from the due date thereof to the date of payment. Tenant further shall be responsible for the payment of any reasonable legal expenses and management fees incurred by Landlord in collecting any delinquent Rent due hereunder.

4.4. Payment. All Basic Rent, adjusted Rent and Additional Rent (as hereinafter defined) shall be paid to Landlord by Tenant when due, without deduction or offset, in lawful money of the United States, at Landlord’s address for Notice or such other place as Landlord may from time to time designate in writing.

4.5. Survival. The obligation of Tenant with respect to the payment of past due Basic Rent, adjusted Rent and Additional Rent shall survive the termination of this Lease.

4.6. Additional Rent. The term “Additional Rent” shall include, but not be limited to (i) the late payment fee, if any, under Section 4.3; (ii) taxes; (iii) insurance premiums; and (iv) all other costs and expenses which Tenant assumes, agrees or is required to pay to Landlord pursuant to this Lease. In the event of nonpayment of Additional Rent, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Rent.

4.7. Deposit. Landlord hereby acknowledges receipt from Tenant of the Deposit. In no instance shall the amount of such Deposit be considered a measure of liquidated damages. Landlord may apply all or any part of the Deposit in total or partial satisfaction of any Event of Default by Tenant. The application of all or any part of the Deposit to any Event of Default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord. If all or any part of the Deposit is applied to an obligation of Tenant under this Agreement due to an Event of Default then Landlord shall have the right to call upon Tenant to restore the Deposit to its original amount in cash by giving written notice to Tenant, in which case Tenant shall immediately restore the Deposit. The Deposit does not have to be held by Landlord in an interest-bearing or segregated account. Landlord shall be entitled to the full use of the Deposit plus accrued interest, if any, upon an Event of Default by Tenant. It is understood and agreed that should Landlord convey its interest under this Lease, the Deposit may be turned over by Landlord to Landlord’s grantee or transferee, and upon any such delivery of the Deposit, Tenant hereby releases Landlord herein named of any and all liability with respect to the Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee, provided that such transferee assumes the obligations of Landlord under this Lease. This provision shall also apply to subsequent grantees and transferees. Within thirty (30) days after the expiration of the Term, Landlord will return to Tenant the balance of the Deposit not previously applied as provided herein.

4.8. Triple Net Lease. Except for the obligations of Landlord expressly set forth herein, this Lease is a “triple net lease” and Landlord shall receive the Basic Rent as net income from the Premises, not diminished by any expenses other than payments under any mortgages, and Landlord is not and shall not be required to render any services of any kind to Tenant unless expressly provided for herein. The term “Rent” as used in this Lease means the Basic Rent, Additional Rent, real estate taxes, maintenance expenses and any other sums payable by Tenant to Landlord or any other person or entity pursuant to this Lease, all of which shall be deemed Rent for purposes of Landlord’s rights and remedies with respect thereto.

5. TAXES, ASSESSMENTS AND UTILITIES.

5.1. Taxes and Assessments. Tenant shall pay (i) all real estate and property taxes assessed against the Premises to Landlord or to the appropriate locality if so directed by Landlord immediately upon receipt of an invoice therefore and (ii) all assessments by the property association under the Gateway Centre Office Park Protective Covenants dated December 29, 1997 recorded at Deed Book 3186 Page 727, of Chesterfield County, Virginia land records (the “Restrictive Covenants”).

5.2 Utilities. Tenant shall pay directly for all charges for electricity, water, sewer, heat, gas and/or any other utility which is metered to the Premises. Tenant shall have all meters serving the Premises placed in Tenant’s name as of the date Tenant takes occupancy of the Premises. Any payments made by Landlord due to Tenant’s failure to pay a utility bill are to be reimbursed by Tenant within ten (10) days of notice, and shall accrue interest at the Default Rate, pro-rated from the date of payment by Landlord to the date of reimbursement. The Landlord shall not be liable for failure to furnish, or for suspension or delays in furnishing, any of the above services to the Premises caused by breakdown, maintenance or repair work or strike, riot, civil commotion, or any cause or reason whatever beyond the control of the Landlord unless the interruption of services is caused solely by Landlord’s gross negligence and Tenant is unable to operate its business in the Premises, in which case the Rent shall abate for the period of time that such services are interrupted.

6. USE, CARE AND REPAIR OF PREMISES BY TENANT.

6.1 Permitted Uses. Tenant shall use and occupy the Premises solely for laboratory and/or office purposes in accordance with applicable zoning regulations and for no other purpose. Tenant shall not do, or permit anything to be done in or on the Premises, or bring or keep anything therein which will, in any way, obstruct, injure, or interfere with the rights of Landlord or other tenants, or conflict with the laws, rules or regulations of any federal, state or county authority. Furthermore, the Premises shall not be used in any way which may violate any Certificate of Occupancy or other governmental requirements or restrictions of record or violate or conflict with any insurances relating to or insuring the Premises.

6.2 Care of Premises.

Notwithstanding anything to the contrary contained herein, the Tenant, at its sole cost, will keep, maintain and preserve the Premises in a first class condition. The Tenant, at its sole cost and expense, will (i) make all repairs and replacements and fix all damage to the exterior of the Premises (including, but not limited to, the roof, gutters, downspout and outside walls, windows, doors, parking area and grounds), (ii) provide window washing for the interior of the Premises, (iii) make all repairs and replacements and fix all damage to the interior of the Premises and any installations, improvements, equipment or facilities therein, including but not limited to interior walls, doors and windows, floors, floor coverings, light bulbs, plumbing fixtures, and electrical fixtures, (iv) repair or replace any broken windows, (v) repair damage to the or Premises caused by the negligence or willful misconduct of the Tenant or its employees, agents, guests or invitees during the Term and (vi) maintain parking and landscape areas, lighting, sidewalks and driveways. Tenant, at its sole cost, will also keep, maintain and preserve the heating, ventilation and air conditioning system and equipment (“HVAC”) in good order and repair and shall at all times keep in full force and effect a customary HVAC preventative maintenance contract with a licensed contractor, which contract and contractor shall be acceptable to Landlord in all respects. Tenant shall comply with all laws, ordinances, rules or regulations of any governmental authority and the Restrictive Covenants required of either the Landlord or the Tenant relative to the repair, maintenance and replacement in the Premises.

Notwithstanding the foregoing, Tenant’s maintenance obligations hereunder shall not include: (1) repairs or replacements directly resulting from the negligence or willful misconduct of Landlord or Landlord’s Agents, (2) repairs or replacements for which Landlord may be reimbursed by any insurance required to be carried hereunder or actually carried by Landlord or (3) the costs in excess of One Thousand Five Hundred and No/100 Dollars ($1,500.00) per occurrence for repairs or replacements. Landlord shall be responsible for the cost of such maintenance and repairs in excess of One Thousand Five Hundred and No/100 Dollars ($1,500.00), provided, however, that Landlord’s responsibility for maintenance and repairs in excess of Four Thousand and No/100 Dollars ($4,000.00) per occurrence be conditioned upon Tenant’s delivery of written evidence from a commercial contractor reasonably acceptable to Landlord that such maintenance or repairs are necessary to maintain the Premises in a first class condition. In no event shall Tenant be liable for more than (i) One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) in maintenance and repairs to the Premises during the Initial Term and (ii) One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) in maintenance and repairs to the Premises during the Extension Term.

6.3. Landlord and Tenant’s Right to Repair. Landlord or Tenant shall give the other party thirty (30) days written notice to commence to make repairs required by Section 6.2, and if the party responsible for making the repairs fails to commence to make such repairs within such time period, the party requesting the repairs may, at its option, make such repairs, and the party responsible for making the repairs shall pay the other party, on demand, the actual costs in making such repairs plus a fee of fifteen percent (15%)

to cover overhead. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease.

6.4. Hazardous Materials. Tenant certifies, represents and warrants that it shall not generate, use, store or dispose of any Hazardous Materials in or about the Premises, other than in accordance with applicable laws. “Hazardous Materials” means (i) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iii) any “regulated substance” as defined by the Code of Virginia of 1950, as amended, §62.1-44.34:8, and regulations promulgated thereunder; (iv) any “hazardous substance” as defined by the Virginia Waste Management Act, Code of Virginia of 1950, as amended, §10.1-1400, et seq., and regulations promulgated thereunder; (v) any substance the presence of which on the Premises is prohibited by any law similar to those set forth in this definition; and (vi) any other substance which by law requires special handling in its collection, storage, treatment, or disposal. The within covenants shall survive the expiration of earlier termination of the Lease Term. Tenant hereby agrees that it shall be fully liable for all costs, expenses, damages or liabilities related to the use, storage and disposal of Hazardous Materials kept in or about the Premises by Tenant, whether or not the same may be permitted by this Lease, and Tenant shall give notice to Landlord within five (5) business days of becoming aware of any violation of the provisions of this Section 6.4, provided, however, in the case of an emergency, Tenant shall give immediate notice to Landlord of any violation of the provisions of this Section 6.4. Tenant shall defend (at Landlord’s option), indemnify and hold harmless Landlord and Landlord’s Agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, judgments, liabilities, settlements, damages, costs or expenses (including without limitation, loss or restriction on the use of rentable space or of any amenity of the Premises and sums paid in the settlement of claims, attorneys’ (limited to reasonable fees), consultants’ and experts’ fees, court costs and other litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise arising out of, or in any way related to the following , (i) the presence, disposal, storage, discharge, spill, release or threatened release of any such Hazardous Materials by Tenant that are on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise or arise from a breach by Tenant of Tenant’s obligations under this Section; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Tenant’s discharge of the Hazardous Materials or a breach by Tenant of Tenant’s obligations under this Section; (iii) any lawsuit brought or threatened, settlement reached or governmental or quasi-governmental order relating to the Tenant’s discharge of Hazardous Materials or a breach by Tenant of Tenant’s obligations under this Section; or (iv) any violation by Tenant of any laws applicable thereto. The provisions of this Section 6.4 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law, in equity or pursuant to this Lease and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

6.5. Surrender. At the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably surrender the Premises in broom clean condition and good order and repair and otherwise in the same condition as the Premises were upon the commencement of this Lease, except (i) ordinary wear and tear, and (ii) damage by fire or other casualty to the extent there is actually paid to Landlord, to repair any damage to the Premises, sufficient net proceeds from the policies of insurance which Landlord maintains under the provisions of this Lease.

6.6. Removal of Tenant’s Improvements. If, Landlord elects to require that alterations, installations, changes, replacements, additions or improvements to the Premises after the date of this Lease be removed at the termination of this Lease, then Tenant hereby agrees to cause the same to be removed at its sole cost and expense. If Tenant fails to remove the same, then Landlord may cause them to be removed at Tenant’s expense, and Tenant hereby agrees to reimburse Landlord for the cost of such removal, together with all and any damages which Landlord may suffer and sustain by reason of Tenant’s failure to remove the same. Alternatively, Landlord may elect that all or any of such alterations, installations, changes, replacements, additions to or improvements made by Tenant to the Premises shall remain at the termination of this Lease and not be removed. Notwithstanding the foregoing, Landlord’s election to require the removal of any alteration, installation, change, replacement, addition or improvement or to require that the same shall not be removed must be made at the time Tenant gives notice to Landlord of such improvement. Tenant shall surrender to Landlord all keys for the Premises at the place then fixed for the payment of Rent and shall notify Landlord in writing of all combinations or codes for any other locks or alarm systems, if any, installed in the Premises. Tenant’s obligations to observe and perform the covenants set forth in this Section 6.6 shall survive the expiration or earlier termination of this Lease.

6.7. Removal of Personal Property. At the expiration or earlier termination of the Term of this Lease, Tenant shall immediately remove all of Tenant’s Personal Property (defined in Section 8.3 herein) which it owns and is permitted to remove from the Premises under the provisions of this Lease and, failing to do so, Landlord at its option may either (i) cause that property to be removed at the risk and expense of Tenant (both as to loss and damage) in which case Tenant hereby agrees to pay all reasonable costs and expenses incurred thereby, including sums paid to store the property elsewhere, together with the costs of any repairs to the Premises caused by the removal of the property; (ii) upon five (5) days written notice to Tenant, which the parties agree is commercially reasonable, sell at public or private sale any or all of such property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all sums due hereunder) with the proceeds to be applied as set forth in Subsection 13.2, or (iii) at Landlord’s option, title shall pass to Landlord. Notwithstanding the above, Landlord shall not be liable for and Tenant shall defend (at Landlord’s option), indemnify and hold Landlord harmless against any damage, destruction, or the removal by third parties of any property belonging to Tenant remaining in the Premises after the Lease expires or is terminated whether or not Landlord removes the property from the Premises into storage. Tenant shall be responsible for all expenses, costs and/or rent associated with Landlord’s storing any of Tenant’s property.

7. LOSS, DAMAGE AND INJURY.

To the maximum extent permitted by law, Tenant shall occupy and use the Premises at Tenant’s own risk. All property of Tenant, its employees, agents or invitees, or of any other person located in or on the Premises, shall be and remain at the sole risk of Tenant or such employee, agent, invitee or other person. Subject to Landlord’s obligations under Section 6.2, Tenant hereby expressly agrees that Landlord and its agents, servants and employees shall not be liable or responsible for, and Tenant does hereby indemnify, defend (at Landlord’s option and with choice of counsel) and hold harmless Landlord from, any damage or injury to the person or property of Tenant, or its Agents, directly or indirectly caused by (a) dampness or water in any part of the Premises; (b) bursting, leaking or overflowing of water, sewer, steam, gas or sprinkler pipes and heating or plumbing fixtures; (c) air-conditioning or heating failures; (d) interference with light, air or other incorporeal hereditaments; (e) operations in the construction of any public or quasi-public work; (f) theft or other crime, whether violent or non-violent in nature; (g) fire, accident, natural disorder or other casualty; (h) latent or apparent defect or change of condition in the Premises; (i) the acts or omissions of other persons on the Premises; and (j) any other source, circumstance or cause whatsoever unless caused by the gross negligence of Landlord or its agents.

8. ALTERATIONS.

8.1. Alterations. Tenant shall not make or permit any other improvements, alterations, fixed decorations, substitutions or modifications, structural or otherwise, to the Premises (“Alterations”) without the prior written approval by Landlord of complete and final plans and specifications prepared and submitted by Tenant, which approval may not be unreasonably withheld, conditioned or delayed. All Alterations shall be made by Landlord or Tenant’s contractor (which has been approved by Landlord) at Tenant’s sole cost, payable by Tenant only after Tenant has obtained all necessary permits from governmental authorities for the Alterations. Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right from time to time and at any time, without Landlord’s consent, to perform the following work within the Premises, provided such work does not affect the base building structure or systems, including but not limited to, the HVAC, mechanical, electrical and plumbing systems: (i) install, remove and relocate nonstructural office partitioning, (ii) paint and install wall coverings, (iii) install and remove office furniture, (iv) relocate electrical outlets, (v) install and remove work stations, (vi) install and remove Tenant’s equipment (including office equipment and laboratory equipment and instruments used in the operation of Tenant’s business) and perform cable pulls in connection therewith, and (vii) install and remove carpeting and other floor coverings.

If any mechanic’s lien is filed against the Premises for work or materials furnished to Tenant (other than by Landlord) the lien shall be discharged by Tenant within thirty (30) days after Tenant receives written notice of the lien, solely at Tenant’s expense, by either paying off or bonding off the lien. Should Tenant fail to discharge any lien within thirty (30) days of Tenants receipt of notice of its filing, then, in addition to Landlord’s other remedies, Landlord shall have the right, but not the obligation, to discharge said lien at Tenant’s expense and Tenant shall pay on demand, as Additional Rent, any amount plus the Default Rate paid by Landlord for the discharge or satisfaction of any such liens, and all attorney’s fees and other costs and expenses of Landlord reasonably incurred in defending any such action or in obtaining the discharge of such lien.

8.2. Title. Any Alterations, fixtures and improvements installed or located in the Premises by or on behalf of Landlord or Tenant, other than Tenant’s Personal Property, (a) shall immediately become the property of Landlord and (b) shall remain upon and be surrendered to Landlord with the Premises as a part thereof at the end of the Term. Notwithstanding the foregoing, Landlord may, upon notice to Tenant which notice shall be given simultaneously with Landlord’s approval for such Alteration, elect that any Alterations be removed at the end of the Term, and thereupon, Tenant shall, at Tenant’s sole expense, cause such Alterations to be removed and the Premises to be restored to their condition prior to the making of such Alterations, reasonable wear and tear excepted.

8.3. Tenant’s Personal Property. “Tenant’s Personal Property” shall mean all equipment, machinery, furniture and/or furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant, provided that Tenant’s Personal Property shall specifically not include any property, fixtures, equipment, machinery, furniture and/or furnishings with respect to which Tenant has been granted a credit or allowance by Landlord such as tenant allowance, items or any items installed in the Premises by Landlord and which (a) is not used, or was not procured for use, in connection with the operation, maintenance, or protection of the Premises; (b) is removable without damage to the Premises and (c) is not a replacement of any property of Landlord which such replacement is made at Tenant’s expense or otherwise. Notwithstanding any other provision of this Lease, Tenant’s Personal Property shall not include any Alterations or any improvements or other property installed or placed in or on the Premises as part of tenant’s improvements nor any millwork or cabinetry, whether or not any such Alterations, improvements, millwork, cabinetry or other property were installed at Tenant’s expense. Tenant shall promptly pay all personal property taxes on Tenant’s Personal Property, as applicable. Tenant shall remove all Tenant’s Personal Property from the Premises at the termination of this Lease.

8.4. Construction Requirements for Alterations. Any improvements, Alterations, fixed decorations, modifications, structural or otherwise, to the Premises performed by or on behalf of Tenant, with or without the consent of Landlord as provided herein, shall be made (i) in a good, workmanlike, first-class and prompt manner; (ii) using new materials only; (iii) by a licensed contractor and in accordance with plans and specifications, as required, reasonably approved in writing by Landlord; (iv) in accordance with Applicable Laws and requirements of any insurance company or self insurance insuring the Premises; and (v) after obtaining a commercially reasonable workman’s compensation insurance policy. Landlord’s consent to making any such improvements, alterations or modifications shall be deemed not to constitute Landlord’s consent to subject its interest in the Premises to a lien, which may be filed in connection therewith. In addition, notwithstanding whether or not Landlord approves or disapproves such plans and specifications or the actual construction of the improvements, alterations or modifications, Tenant, and not Landlord, shall be responsible for compliance with all Applicable Laws with regard to such plans and specifications and the construction of the improvements, alterations or modifications. Further, Landlord’s approval of such plans and specifications and the construction of such improvements, alterations or modifications shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with all Applicable Laws. Tenant shall notify Landlord of the date construction is scheduled to begin and shall arrange for periodic inspections by Landlord of the job progress to ensure compliance with the approved plans and specifications. Landlord and Landlord’s Agents shall have the right (but not the obligation) to inspect the construction of the improvements, alterations or modifications. Landlord shall have the right at any time before, during or after construction to require Tenant to furnish such further assurances against mechanic’s liens, including, but not limited to, releases or waiver of liens signed by all contractors, subcontractors and suppliers, and affidavits executed by Tenant, Tenant’s contractor or architect that all charges for labor and materials have been paid.

9. INSURANCE.

9.1. Tenant’s Insurance. At all times after the commencement of the Term and throughout the Term of this Lease, Tenant will carry and maintain, at its expense:

(a) Comprehensive general liability insurance, including insurance against assumed or contractual liability under this Lease, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, to afford protection with limits of not less than $2,000,000 each occurrence for bodily injury and property damage liability, $2,000,000 each incident for personal injury liability, $2,000,000 products and completed operations aggregate, and $2,000,000 general aggregate. The general aggregate limit should apply separately to each location owned or rented to the Tenant;

(b) All-risk property insurance, including theft coverage and business interruption coverage, written at replacement cost value and with replacement cost endorsement, covering all of Tenant’s Personal Property in the Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all leasehold improvements and alterations installed in the Premises by or on behalf of Tenant; and

(c) Worker’s compensation or similar insurance in form and amounts required by law.

9.2. Tenant’s Contractor’s Insurance. Tenant shall require any contractor of Tenant performing work on or about the Premises to carry and maintain specific to the work being performed, at no expense to Landlord:

(a) Commercial general liability insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection, with limits of not less than $2,000,000 each occurrence for bodily injury and property damage liability, $2,000,000 each incident for personal injury liability, $2,000,000 products and completed operations aggregate, and $2,000,000 general aggregate;

(b) Business automobile liability insurance with limits of not less than $500,000 per accident for bodily injury and property damage liability; and

(c) Worker’s compensation or similar insurance in form and amounts required by law.

9.3. Tenant’s Architect/Engineer Insurance. Tenant shall require any architect or engineer of Tenant performing work relating to the Premises to carry and maintain specific to the work being performed professional liability insurance with limits not less than $2,000,000 general aggregate.

9.4. Provisions for all Insurance Policies. All policies required herein shall be maintained with companies (except in the event of self-insurance) and shall be in a form reasonably acceptable to Landlord and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Tenant shall deposit the policy or policies of such required insurance or certificates thereof or satisfactory evidence of self insurance in a form acceptable to Landlord with Landlord prior to the Commencement Date, which policies (except in the event of self insurance) shall include Landlord or its designee as additional insured as their interests may appear as to coverage under Subparagraph 9.1.a. and as loss payee as to coverage under Subparagraph 9.1.b., and shall also contain a provision stating that such policy or policies shall not be canceled, non-renewed, or materially reduced in coverage except after thirty (30) days’ written notice, said notice to be given in the manner required by this Lease to Landlord. All such policies of insurance or self insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Tenant shall occupy the Premises. In the event of damage to or destruction of the Premises and the termination of this Lease by Landlord or Tenant pursuant to Section 10, Tenant agrees that it will pay Landlord all of Tenant’s insurance proceeds relating to Tenant’s Improvements and Alterations made in the Premises by or on behalf of Tenant.

Landlord shall not be required to carry insurance of any kind on Tenant’s improvements installed within the Premises by or on behalf of Tenant or on any other property of Tenant, and Landlord shall not be obligated to repair any damage thereto or replace the same.

Upon request of Landlord, if required by Landlord’s Mortgagees (as hereinafter defined,) Tenant shall be required to increase the limits of the insurance policies required herein to such reasonable amounts as customarily required under commercial leases for property located in Chesterfield, Virginia.

9.5. Tenant’s Failure to Insure. If Tenant shall fail to obtain or maintain insurance as required under this Section 9, Landlord may, but shall not be obligated to, obtain such insurance, and in such event, Tenant agrees to pay, as Additional Rent, the premium(s) for such insurance upon demand by Landlord.

9.6. Waiver of Subrogation. Landlord and Tenant for themselves and anyone claiming by or through them, respectively (whether by subrogation or otherwise), each release the other from any and all liability for any loss or damage to real or personal property caused by fire or by any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other, or anyone for whom such other party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor’s insurance policies contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said insurance policies (or self insurance) or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agree that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra costs shall be charged therefore, each party shall advise the other thereof and the amount of the extra cost, and the other party, at its election, may, but shall not be obligated to, pay the same.

9.7. Landlord’s Insurance. Landlord shall obtain and maintain in Landlord’s fire insurance policies throughout the Term of this Lease, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occurring to the Premises. Such policy shall neither be invalidated by any foreclosure or other proceeding or notices thereof relating to the Building(s) or the Premises or any interest therein. Upon Tenant’s written request which may be submitted to Landlord one time in any given Lease year, an authorized officer of Landlord shall provide to Tenant a letter or written certification indicating that the insurance required by this Lease to be maintained by Landlord is in full force and effect pursuant to the terms hereof. No such policy shall contain a provision relieving the issuer thereof of liability for any loss by reason of the existence of other insurance policies covering the Building against the peril involved; however, if other insurance then exists which covers the loss of damage, Landlord’s insurance carrier will respond to claims as an excess carrier. The policy of insurance shall specify the waivers of subrogation and right of recovery as hereinafter described.

Throughout the Lease term, (i) Landlord shall carry comprehensive general liability in an amount not less than $1,000,000 combined single limit for bodily injury and property damage, with excess liability coverage of not less than $5,000,000 and (ii) Landlord shall insure in an amount not less than the full value against loss due to fire or other casualties included in standard extended coverage insurance policies, as the case may be, with an agreed amount endorsement and full replacement cost coverage, exclusive of footings and foundations. Tenant shall pay to Landlord immediately on demand all premiums for the insurance maintained by Landlord pursuant to this Section 9.7.

9.8. Landlord Not Responsible for Acts of Others. Landlord shall not be responsible or liable to Tenant or Tenant’s Agents, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Premises, or otherwise, or for any loss or damage resulting to Tenant, or those claiming by, through or under Tenant, or its or their property, or from fire or the breaking, bursting, stoppage or leaking of electrical cable and wires, or water, gas, or sewer pipes except when such loss or damage is caused by the negligence or willful misconduct of Landlord. Except as otherwise expressly stated herein, to the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, as Tenant is herein given the right to use, at Tenant’s own risk.

9.9. Increase in Insurance Premiums. Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will violate or contravene Landlord’s hazard or liability insurance or which will prevent Landlord from procuring such insurance in companies or by means acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Premises shall cause the rate or cost of fire or other insurance on the Premises or on other property of Landlord or others within the Building to be increased beyond the minimum rate or cost from time to time applicable to the Premises, or to any such property for the use or uses made thereof, then Tenant shall either cease such activity upon Landlord’s request or Tenant shall pay, as Additional Rent, the amount of any such increase upon Landlord’s demand.

If any of the Landlord’s insurance shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, or threatened reduction of coverage within ten (10) days after notice thereof (provided, however, in no event shall Tenant fail to remedy any such condition prior to such date as will result in a cancellation or reduction of coverage), Landlord may, at its option, enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof plus the Default Rate to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Section, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligations hereunder without any cure period except as specified in this Section and Landlord shall have no obligation to remedy such default.

10. DAMAGE AND DESTRUCTION.

10.1. Landlord’s Obligation to Repair and Reconstruct. If the Premises shall be damaged by fire, the elements, accident or other casualty (any of such causes being referred to herein as a “Casualty”), but the Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly cause such damage to be repaired. If, as the result of Casualty, the Premises shall be rendered wholly or partially untenantable, then, subject to the provisions of subsection 10.2 and provided such Casualty has not resulted from the gross negligence or willful misconduct of Tenant or Tenant’s Agents, Landlord shall cause such damage to be repaired and all Rent reserved hereunder (other than any Additional Rent due Landlord either by reason of Tenant’s failure to perform any of its obligations hereunder or by reason of Landlord’s having provided to Tenant additional services hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable or unusable for Tenant’s business during the period of such untenantability. All such repairs shall be made at the expense of Landlord, subject to Tenant’s responsibilities set forth in this Lease. Landlord shall not be liable for interruption to Tenant’s business or for damage to or replacement or repair of Tenant’s Personal Property and Alterations.

10.2. Option to Terminate Lease. If (a) the Premises are rendered wholly untenantable, or (b) if the Premises are damaged as a result of any cause which is not covered by Landlord’s insurance, or are damaged to the extent of thirty percent (30%) or more of the gross area of the Building on the Premises, or if, for reasons beyond Landlord’s control or by virtue of the terms of any financing of the Premises, sufficient insurance proceeds (over and above any deductible or self-insured amount maintained by Landlord) are not available for the reconstruction or restoration of the Premises, or (c) if, in Landlord’s reasonable opinion, the Premises are damaged by Casualty to such an extent that the damage cannot be repaired or restored within one hundred eighty (180) days from the date of such occurrence, which determination shall be made by Landlord within forty-five (45) days from the date of the Casualty, then, in any of such events, Landlord, or in the case of (c) above, Tenant, may elect to terminate this Lease by giving notice of such election to the other party within forty-five (45) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date set forth in such notice, Tenant shall immediately vacate the Premises and the Basic Rent and Additional Rent (other than any Additional Rent due Landlord either by reason of Tenant’s failure to perform any of its obligations hereunder or by reason of Landlord’s having provided to Tenant with additional services hereunder) shall be adjusted as of the date of such termination.

10.3. Damage Caused by Tenant. In no event shall Rent abate or shall any termination by Tenant occur if damage to or destruction of the Premises is the result of either (i) a default by Tenant or (ii) the gross negligence or willful act of Tenant or Tenant’s Agents.

10.4. Damage During Last Two (2) Years of Term. If the Building or the Premises or any portion thereof is destroyed by fire or other causes at any time during the last two (2) years of the Term or any extension thereof, then Landlord or Tenant shall have the right, at each’s respective option, to terminate this Lease by giving written notice to the other party within forty-five (45) days after the date of such destruction.

10.5. No Landlord Liability. Unless caused by gross negligence or willful misconduct of Landlord or Landlord’s Agents, Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises. If Landlord is required by this Lease or by any lender or lessor of Landlord to repair Alterations not insured by Landlord or if Landlord undertakes to repair Alterations not insured by Landlord, Tenant shall pay to Landlord that amount of Tenant’s insurance proceeds, if any, which insures such damage as a contribution towards such repair.

10.6. Insurance Proceeds. If Landlord or Tenant does not elect to terminate this Lease pursuant to subsection 10.2, Landlord shall, subject to the terms of any Mortgage, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Building in accordance with subsection 10.1 hereof. All insurance proceeds payable with respect to the Premises shall belong to and shall be payable to Landlord, and Tenant shall not have any interest in such proceeds. Tenant agrees to look to its own policies or property damage insurance in the event of damage to Alterations or Tenant’s Personal Property.

11. CONDEMNATION.

11.1. Termination. If the entire Premises shall be acquired or condemned by any governmental authority under its power of eminent domain for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the rents hereunder shall be abated on that date. If less than all of the Premises as shall render the Premises untenantable should be so acquired or condemned, Landlord and Tenant shall each have the option to terminate this Lease by notice given to the other within thirty (30) days of such taking. In the event that such a notice of termination is given, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the rents hereunder shall be abated on that date.

If (a) neither Landlord nor Tenant shall exercise their respective options to terminate this Lease, as hereinabove set forth, or (b) some lesser portion of the Premises which does not adversely affect Tenant’s use of the Premises or its ability to conduct its business or does not give rise to a right to terminate pursuant to subsection 11.1, is taken by the condemning authority, this Lease shall continue in force and effect, but from and after the date of the vesting of title in the condemning authority, the Basic Rent payable hereunder during the unexpired portion of the Term shall be reduced in proportion to the reduction in the total area of the Premises, and any additional rent payable pursuant to the terms hereof shall be adjusted to reflect the diminution of the Premises, as the case may be.

11.2. Rights to Award. Tenant shall have no claim against Landlord arising out of the taking or condemnation, or arising out of the cancellation of this Lease, or for any portion of the amount that may be awarded as damages as a result of any taking or condemnation or for the value of any unexpired portion of the Term, and Tenant hereby assigns to Landlord all its rights, title and interest in and to any such award; provided, however, that, Tenant may assert any claim it may have against the condemning authority for compensation for Tenant’s Personal Property lost thereby as authorized pursuant to Virginia Code Section 25-46.21:1, as amended, provided such claim does not diminish the award or compensation payable to or recoverable by landlord in connection with such taking or condemnation. Landlord shall have no obligation to contest any taking or condemnation.

12. BANKRUPTCY OF TENANT OR LANDLORD.

12.1. Notwithstanding any of the other provisions of this Lease, in the event Tenant shall voluntarily or involuntarily come under the jurisdiction of the Federal Bankruptcy Code and thereafter Tenant or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions thereof, shall determine to assign this Lease, Tenant agrees that (a) Tenant or its trustee will provide to Landlord sufficient information enabling it to independently determine whether Landlord will incur actual and substantial detriment by reason of such assignment and (b) “adequate assurance of future performance” under this Lease, as that term is generally defined under the Federal Bankruptcy Code, will be provided to Landlord by Tenant and its assignee as a condition of said assignment.

12.2. Notwithstanding any of the other provisions of this Lease, in the event Landlord shall voluntarily or involuntarily come under the jurisdiction of the Federal Bankruptcy Code and whether or not Landlord or its trustee in bankruptcy, under the authority of and pursuant to the applicable provisions of the Federal Bankruptcy Code, shall determine to assign or assume this Lease, Landlord agrees that Tenant shall have the right, in its sole and absolute discretion, to terminate this Lease by providing the Landlord written notice thereof. If such notice is given, the rights and obligations of the parties shall cease as of the date set forth in the notice, and Basic Rent and any additional rent, if any, shall be adjusted as of the date of such termination.

13. DEFAULT PROVISIONS AND REMEDIES.

13.1. Events of Default. Each of the following shall be deemed a default (sometimes herein referred to as a “default” or an “Event of Default”) by Tenant under this Lease:

(a) failure of Tenant to pay Basic Rent, or any other sum required to be paid under the terms of this Lease, including late charges, on the date when due hereunder, which failure continues for five (5) business days after the date when due hereunder, provided, however, two times in a twelve month period, such failure shall not be an Event of Default unless such failure continues for a period of five (5) business days after Tenant has receive written notice of such failure;

(b) if Tenant fails to pay Rent on time more than five (5) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period;

(c) if Tenant permits to be done anything which creates a lien upon the Premises and fails to discharge, or bond such lien or post such security with Landlord as is required by Section 8;

(d) if Tenant violates the provisions of Section 19 by attempting to make an unpermitted assignment or sublease;

(e) if Tenant fails to maintain in force all policies of insurance required by this Lease and any such failure shall continue for more than ten (10) business days after Landlord gives Tenant notice of such failure;

(f) if any petition is filed by or against Tenant under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant in any such proceedings;

(g) if Tenant becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

(h) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant, which appointment is not vacated within sixty (60) days following the date of such appointment;

(i) the cessation of Tenant’s business in the Premises for a period of thirty (30) days; and/or

(j) failure by Tenant to perform or observe any other term, covenant, agreement or condition of this Lease, on the part of Tenant to be performed, for a period of thirty (30) days after written notice thereof from the Landlord, unless such performance shall reasonably require a longer period, in which case Tenant shall not be deemed in default if Tenant commences the required performance promptly and thereafter pursues and completes such action diligently and expeditiously.

For the purposes of this Lease, Tenant shall not be considered in default and Landlord shall not be entitled to exercise any of its rights or remedies relating to such default until such time as Tenant has received written notice of such default as provided in this Section and has failed to cure such default within the applicable cure period, if any, as specified in this Lease.

13.2. Landlord’s Remedies for Default. Upon the occurrence of an Event of Default, Landlord shall have the right, at its election, immediately upon such Event of Default or at any time thereafter and/or while any such Event of Default shall continue, to exercise one or more of the following remedies.

(a) Landlord may terminate this Lease, as well as all right, title and interest of Tenant hereunder, by giving written notice of Landlord’s intention to terminate this Lease on the date of such given notice or on any later date specified therein, whereupon, on the date specified in such notice, Tenant’s right to possession of the Premises shall cease and this Lease shall thereupon be terminated, except as to Tenant’s liability for damages as hereafter set forth, as if the expiration of the term fixed in such notice were the end of the Term originally set forth in this Lease.

(b) Landlord may re-enter the Premises, with or without legal process, and with or without terminating this Lease, and using such force for such purposes as may be reasonably necessary, without being liable for prosecution thereof, and without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions and, upon such reentry, Landlord may: (i) remove any and all of Tenant’s property and Personal Property at the Premises; (ii) store Tenant’s property in a public warehouse or elsewhere at the cost, risk and expense of Tenant without Landlord’s being deemed guilty of trespass or liable for any loss or damage which may occur to Tenant’s property; and (iii) upon five (5) days written notice to Tenant, which Landlord and Tenant agree is commercially reasonable, to sell at public or private sale any or all said property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all Rent due hereunder), with the proceeds of sale to be applied: first, to the cost and expenses of retaking, or removal, storage, preparing for sale and sale of Tenant’s property (including reasonable attorneys’ fees); and second, to the payment of any sum due hereunder to Landlord (including Basic Rent, Additional Rent, and any other charges and damages theretofore and thereafter accruing); and third, any surplus to Tenant.

(c) Landlord may apply the proceeds of the Deposit to any and all damages, charges, liabilities or amounts accruing or due hereunder to Landlord.

(d) Landlord may exercise any other remedy available to it at law, in equity, by statute or otherwise; and, for such purposes, Landlord shall be entitled to the benefit of all provisions of applicable city or county ordinances and public local laws and of the public general laws of the Commonwealth of Virginia dealing with the speedy recovery of lands and tenements held over by tenants or proceedings in forcible entry and detainer.

13.3. Landlord’s Right to Relet Premises. Upon any entry or re-entry by Landlord, with or without legal process, Landlord shall also have the right (but not the obligation) to relet all or any part of the Premises, from time to time, at the risk and expense of Tenant. No re-entry by Landlord with or without a declaration of termination shall be deemed to be an acceptance or a surrender of this Lease or as a release of Tenant’s liability for damages under the provisions of this Section. Landlord shall have the right to let or relet the Premises for a longer or shorter term than that remaining after Tenant’s default, to lease more or less area than that contained in the Premises, to lease the Premises together with other premises or property owned or controlled by Landlord, and to change the character or use of the Premises. Landlord shall be entitled to deduct from any amounts received from any such letting or reletting all reasonable costs and expenses incurred in connection with Tenant’s default, including, but not limited to, the cost to repair, restore, renovate or decorate the Premises for a new tenant, together with reasonable attorneys’ fees, real estate commissions, the cost of any legal actions brought against Tenant and any other costs reasonably incurred. No entry or re-entry by Landlord, whether resulting from summary proceedings or otherwise, nor any letting or reletting shall absolve or discharge Tenant from liability hereunder. Tenant’s liability hereunder, even if there be no letting or reletting, shall survive the issuance of any dispossess warrant, order of court terminating this Lease or any other termination based upon Tenant’s default and Landlord shall not be liable for Landlord’s failure to relet the Premises or collect any rent due upon reletting. The words “enter”, “re-enter”, and “re-entry” as used in this Section and elsewhere in this Lease are not restricted to their technical legal meanings.

13.4. Damages. Tenant further agrees (i) notwithstanding re-entry by Landlord with or without termination pursuant to the provisions of Section 13.2, or (ii) if this Lease is otherwise terminated by reason of Tenant’s default, or (iii) if Landlord retakes possession with or without process of law, or re-enters with or without a declaration of termination or (iv) if Landlord, following any of the foregoing events, elects to let or relet the Premises as provided in Section 13.3, then Tenant shall, nevertheless, in each instance, be and remain obligated to, and shall pay to Landlord as damages, upon demand, all expenses (including reasonable attorneys’ fees) of any proceedings instituted by Landlord to recover possession of the Premises or otherwise in connection with Tenant’s breach of this Lease, and the expenses of releasing the Premises, including but not limited to, any leasing commissions paid in connection therewith, plus, at the election of the Landlord, either:

(a) liquidated damages determined as of the date of termination of the Lease, in an amount equal to the excess, if any, of the sum of the aggregate Basic Rent and the aggregate Additional Rent which would have been paid over the remaining Term had this Lease not been terminated, discounted to present worth, over either the then-current rental value of the Premises, for such remaining Term, as determined by an independent real estate appraiser selected by Landlord, discounted to present worth or the then-current rental actually received by Landlord pursuant to a relet of the Premises, discounted to present worth, and in determining such liquidated damages, the Additional Rent for each year of such remaining Term shall be assumed to equal the Additional Rent payable for the Lease Year immediately preceding the Lease Year in which the default occurs, annualized in the event that such preceding Lease Year is less than twelve (12) months, and in determining present worth, a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank in Baltimore shall be used; or

(b) damages (payable in monthly installments, in advance, on the first day of each calendar month following such termination and continuing until the date originally fixed herein for the expiration of the Term of this Lease) in amounts equal to the sum of (i) an amount equal to the installment of Basic Rent which would have been payable by Tenant for such calendar month had this Lease not been terminated plus (ii) an amount equal to one-twelfth (1/12) of the total Additional Rent payable for the Lease Year immediately preceding the Lease Year in which the default occurred, annualized to the extent that such preceding Lease Year is less than twelve (12) months, minus the rents, if any, collected by Landlord in respect to such calendar month pursuant either to re-leasing the Premises or portion thereof or from any existing subleases permitted under the terms of this Lease (after deduction from such rents of the sum of Landlord’s costs and expenses as set forth in Section 13.3). Landlord shall be entitled immediately to bring a separate suit, action or proceeding to collect any amount due from Tenant under this Subsection 20.4 for any calendar month and any such suit, action, or proceeding shall not prejudice in any way the right of Landlord to collect such amount due on account of any subsequent calendar month by similar proceeding. Landlord shall use commercially reasonable efforts to re-let the Premises on such terms as shall be reasonably satisfactory to Landlord.

(c) Nothing in this Section 13.4 shall limit or prejudice the right of Landlord to prove and to obtain, as liquidated damages by reason of a termination arising out of the provisions of this Section, an amount equal to the maximum allowed by any statute or any rule of law in effect as of the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of liquidated damages computed under this Section 13.4.

13.5. Remedies Not Exclusive. All rights and remedies of Landlord set forth in this Lease shall be cumulative, and none shall exclude any other right or remedy, now or hereafter allowed by or available under any statute, ordinance, rule or court, or the common law, either at law or in equity, or both in accordance with Virginia law. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature hereunder. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants, terms and conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or a relinquishment for the future, of such covenant, term, condition, right or option, but the same shall continue and remain in full force and effect unless the contrary is expressed by Landlord in writing. The receipt by Landlord of rents hereunder, with knowledge of the breach of any covenant hereof or the receipt by Landlord of less than the full rent due hereunder, shall not be deemed a waiver of such breach or of Landlord’s right to receive the full rents hereunder, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

13.6. No Implied Waiver of Landlord’s Rights. The failure of Landlord to insist in any one or more instances upon the performance of any of the covenants or conditions of this Lease, or to exercise any right or privilege herein conferred shall not be construed as thereafter waiving or relinquishing Landlord’s right to the performance of any such covenants, conditions, rights or privileges, and the same shall continue and remain in full force and effect, and the waiver of one default or right shall not constitute waiver of any other default, and the receipt of any Rent by Landlord from Tenant or any assignee or subtenant of Tenant, whether the same be Rent that originally was reserved or that which may become payable under any covenants herein contained, or of any portion thereof, shall not operate as a waiver of Landlord’s right to enforce the payment of the Rent or of any of the other obligations of this Lease by such remedies as may be appropriate, and shall not waive or avoid Landlord’s right at any time thereafter to elect to terminate this Lease, on account of such assignment, sub-letting, transferring of this Lease or any other breach of any covenant or condition herein contained, unless evidenced by Landlord’s written waiver thereof. The acceptance of Rent or any other consideration by Landlord at any time shall not be deemed an accord and satisfaction, and Landlord shall have absolute discretion to apply same against any sum for any period or reason due hereunder without the same constituting a release of any other sums remaining due and unpaid, notwithstanding any notations or statements on such checks or accompanying such payments.

13.7. No Acceptance or Surrender. No act or thing done by landlord or Landlord’s Agents during the Term shall constitute an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter terminate this Lease for a previous default which has not been truly cured after notice. No waiver by Landlord of any breach of this Lease shall constitute a waiver of any other violation or breach of any of the terms hereof. Forbearance by Landlord to enforce one or more of the remedies herein provided upon a breach hereof shall not constitute a waiver of any other breach of this Lease.

13.8. Customs and Practices. No custom or practice which may develop between the parties in the administration of the terms of this Lease shall be construed to waive or lessen Landlord’s right to insist upon strict performance of the terms of this Lease.

13.9. Payment of Tenant’s Obligations by Landlord. In the event of a default, Landlord may, but shall not be required to, make such payment or do such act required to be performed by Tenant. If Tenant fails to act and Landlord makes such payment or does such act, all costs and expenses incurred by Landlord, plus the Default Rate thereon from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or to prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

14. NO REPRESENTATIONS BY LANDLORD OR TENANT.

Landlord, Landlord’s Agents, Tenant or Tenant’s Agents or brokers have not made any representations or promises with respect to the Premises or the Building except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant or Landlord under this Lease by implication or otherwise except as expressly set forth in this Lease.

15. INDEMNITY.

15.1 By Tenant. Except for claims arising from the gross negligence or willful misconduct of Landlord and/or Landlord’s Agents, Tenant shall and does hereby indemnify Landlord and Landlord’s Agents and save them harmless and, at Landlord’s option and choice of attorney, defend them from and against any and all claims, actions, losses, costs, fines, damages, liabilities and expenses, (including reasonable attorneys’ and other professional fees) judgments, settlement payments, whether or not reduced to final judgment, for or due to loss of life, personal injury and/or damage to property arising directly or indirectly (i) from or out of any occupancy or use of, or construction, repair or other work or activity done in or about the Premises, by Tenant or Tenant’s Agents, or (ii) from any default by Tenant or Tenant’s Agents under the terms of the Lease, or (iii) from any occurrence whatever in, on or about the Premises, occasioned wholly or in part by any gross negligence or willful misconduct of Tenant or Tenant’s Agents.

15.2 By Landlord. Except for claims arising from the gross negligence or willful misconduct of Tenant and/or Tenant’s Agents, Landlord shall and does hereby indemnify Tenant and Tenant’s Agents and save them harmless and, at Tenant’s option and choice of attorney, defend them from and against any and all claims, actions, losses, costs, fines, damages, liabilities and expenses, (including reasonable attorneys’ and other professional fees) judgments, settlement payments, whether or not reduced to final judgment, for or due to loss of life, personal injury and/or damage to property arising directly or indirectly (i) from or out of any occupancy or use of, or construction, repair or other work or activity done in or about the Building or the Exterior Areas by Landlord or Landlord’s Agents, or (ii) from any default by Landlord or Landlord’s Agents under the terms of the Lease, or (iii) from any occurrence whatever in, on or about the Building or the Exterior Areas, occasioned wholly or in part by any gross negligence or willful misconduct of Landlord or Landlord’s Agents.

16. TERMINATION OF LANDLORD LIABILITY.

The term “Landlord” as used in this Lease shall mean only the owner or the Mortgagee or its trustees, as the case may be, then in possession of the Premises so that in the event of any transfer by Landlord of its interest in the Premises, the Landlord in possession immediately prior to such transfer shall be, and hereby is, entirely released and discharged from all covenants, obligations and liabilities of Landlord under this Lease accruing after such transfer. In consideration of the benefits accruing hereunder, Tenant, for itself, its successors and assigns, covenants and agrees that, in the event of any actual or alleged failure, breach of default hereunder by the Landlord, and notwithstanding anything to the contrary contained elsewhere in this Lease, the remedies of Tenant under this Lease shall be solely and exclusively limited to Landlord’s interest in the Premises. No other assets of Landlord or any partners, shareholders or other principals or members of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of any claim or remedy of Tenant.

17. INABILITY TO PERFORM.

Except as specifically provided in this Lease, this Lease and the obligation of Tenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease.

18. NOTICE OF DEFAULT TO LANDLORD AND MORTGAGEE AND RIGHT TO CURE.

If Landlord shall fail to perform any covenant, term or condition of this Lease required to be performed by Landlord, Tenant shall give written notice of default to the Landlord, which shall specifically set forth the nature of the non-performance by the Landlord and shall give the Landlord thirty (30) days after written notice thereof within which to cure such default or non-performance, except in the case of an emergency in which case such shorter time as warranted by the particular circumstances, unless such performance shall reasonably require a longer period, in which case Landlord shall not be deemed to be in default if Landlord commences the required performance promptly thereafter and pursues and completes such actions diligently and expeditiously. Said notice of default shall be a condition precedent to the institution by Tenant of any judicial proceedings for non-performance or default against the Landlord. Tenant agrees to give any Mortgagee (for which Tenant has received notice thereof), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing, of the address of such Mortgagee. No waiver by Tenant of any breach of this Lease shall constitute a waiver of any other violation or breach of any of the terms hereof. Forbearance by Tenant to enforce one or more of the remedies available to Tenant upon a breach hereof by Landlord shall not constitute a waiver of any other breach by Landlord of this Lease. Tenant further agrees that the Mortgagee or lender shall have thirty (30) days after the Mortgagee’s or lender’s receipt of notice of Landlord’s default in which to cure such default or, if such default cannot be cured within that time then such additional time as may be necessary (not to exceed ninety (90) days, if within such thirty (30) days a Mortgagee or lender has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure).

19. ASSIGNMENT AND SUBLETTING.

19.1. Transfer. Tenant agrees for itself and its permitted successors and assigns in interest hereunder that it will not assign, sublet or otherwise transfer, mortgage or otherwise encumber this Lease or the Premises or any portion thereof or any of its rights under the Lease, either voluntary or by operative law nor permit other persons or entities to occupy all or any portion of the Premises, nor grant any license or concession of all or any portion of the Premises (hereinafter referred to as a “Transfer”), without the prior written consent of Landlord in each instance first obtained which consent shall not be unreasonably withheld. Any consent given by Landlord shall not constitute a consent to any subsequent Transfer. Except as provided herein, any attempted Transfer without Landlord’s consent shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant. No Transfer, regardless of whether Landlord’s consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations hereunder. Landlord’s consent to any Transfer is conditioned upon (a) any proposed transferee or assignee’s net worth shall be at least equal to the Tenant’s net worth on the Commencement Date (b) the proposed assignee or transferee may use the Premises only for the Permitted Uses set forth in Section 6.1 and (c) the granting of consent to such proposed Transfer by any lender of Landlord.

19.1.1. A permitted sublease of portions of the Premises, must include (or shall be deemed to include) provisions stating that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of the termination of this Lease, or the re-entry or dispossession of Tenant by Landlord under this Lease, Landlord, at its option, may either terminate the sublease, in which case the subtenant shall peacefully vacate the premises sublet, or, require the subtenant to attorn to Landlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that Landlord shall not be (i) liable for any act or omission of Tenant as sublessor under such sublease, (ii) subject to any offset which theretofore accrued to such subtenant against Tenant, or (iii) bound by any previous modification of such sublease not consented to in writing by Landlord or by a previous prepayment of rent more than one month in advance.

19.2. [Intentionally deleted.]

19.3. Rights of Landlord. Landlord may sell, transfer, assign, and convey, all or part of the Premises and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease, Landlord shall be released from any future obligations hereunder, provided that Landlord shall remain liable for any previous defaults, liabilities, or obligations under the Lease, provided that such successor in interest has expressly assumed Landlord’s obligations under the Lease. Tenant agrees to look solely to Landlord’s successor in interest for performance of such future obligations under the Lease. Except as hereinafter stated, it shall be deemed and construed, without further agreement between the parties or their successors in interest, or between the parties and the purchaser or successor to Landlord by reason of any such sale, transfer, assignment, or conveyance, that such purchaser or successor has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

19.4. Consent. In the event Landlord shall consent to the Transfer, Tenant shall remain fully liable as principal and not as guarantor or surety for the Rent and all conditions and covenants of this Lease to be performed by Tenant for the full Lease Term, even if Landlord accepts Rent from the assignees or subtenants or in any other manner deals with them. An adjudication in bankruptcy, voluntary or involuntary, or an appointment of a receiver by a State or Federal Court, or the insolvency of the Tenant, or the execution of a deed or other instrument for the benefit of creditors shall be a Transfer hereunder.

19.5. Corporate Transfer. A change in ownership of Tenant as a result of a merger, consolidation, reorganization, joint venture, the exchange of stock between Tenant’s parent company or a subsidiary or the sale of all or substantially all of Tenant’s stock or the sale of all or substantially all of Tenant’s assets, or the sale of Tenant’s assets as a going concern only as it relates to the business conducted on the Premises (a “Corporate Sale”), or a transfer to any corporation, partnership or other entity that controls, is controlled by, or is under common control with Tenant, or to any entity resulting from the merger or consolidation with Tenant, or to any entity that is otherwise affiliated with Tenant shall not be considered a Transfer under this Section 19. Tenant shall not be required to obtain Landlord’s consent and Landlord shall have no right to delay, alter or impede any of the foregoing transactions or combinations thereof.

19.5. Assignment and Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Sec. 101, et seq. (the “Bankruptcy Code”), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the Estate of Tenant within the meaning of the Bankruptcy Code. All monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

19.6. Request For Transfer. Notwithstanding anything contained in this Section 19, in the event that, at any time or from time to time prior to or during the Term, Tenant desires to effect a Transfer of this Lease in whole or in part, Tenant shall submit to Landlord (a) in writing, the name and address of the proposed Transferee, a reasonably detailed statement of the proposed Transferee’s business and reasonably detailed financial references and information concerning the financial condition of the proposed Transferee, (b) a fully executed original copy of the proposed Transfer document which contains the applicable provisions of Section 19.1 and 19.1.1 above, the effective date of which shall be at least twenty (20) days after the date on which Tenant shall have furnished Landlord with all of the information required pursuant to (a) above and which shall be conditioned on Landlord’s consent thereto, and (c) an agreement in form and substance satisfactory to Landlord by Tenant to indemnify Landlord against liability resulting from any claim made against Landlord by the proposed Transferee or by any broker claiming a commission in connection with the proposed Transfer. Tenant agrees to pay Landlord, as Additional Rent, all actual reasonable costs incurred by Landlord in connection with any actual or proposed Transfer, not to exceed $1,500 per Transfer plus any fees payable to Landlord’s Mortgagee in connection with Mortgagee’s approval of such Transfer.

19.9 Additional Terms and Conditions for Transfers. The following terms and conditions shall be applicable to any Transfer:

(a) Regardless of Landlord’s consent, no Transfer shall release Tenant from Tenant’s obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

(b) Landlord may accept rent from any person other than Tenant pending approval of a Transfer.

(c) The acceptance of rent, shall not constitute a waiver or estoppel of Landlord’s right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section.

(d) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant. However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease.

(e) In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any Transferee, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

(f) Landlord’s written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then existing default.

(g) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to a Transfer was materially false, at Landlord’s election, shall render Landlord’s consent null and void.

(h) Landlord shall not be liable under this Lease or under any Transfer document to any Transferee.

(i) No Transfer document may be modified or amended without Landlord’s prior written consent.

20. HOLDING OVER.

Tenant agrees to vacate the Premises at the end of the Term, and Landlord shall be entitled to the benefit of all summary proceedings to recover possession of the Premises at the end of the Term, as if statutory notice had been given. If Tenant remains in possession of the Premises after the expiration of the Term, such action shall not renew the Lease by operation of law and nothing herein shall be deemed as a consent by Landlord to Tenant’s remaining in the Premises. If Tenant fails to vacate the Premises as required, Landlord may consider Tenant as a “Tenant-at-Will” liable for the payment of one-and-a-half times the Basic Rent payable at the end of the Term plus the Additional Rent applicable to the period of the holdover. In either event, all other covenants of this Lease shall remain in full force and effect.

21. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE.

This Lease is subject and subordinate to the liens of all mortgages, deeds of trust and other security instruments now or hereafter placed upon the Premises, the Building or the Premises upon which the Building is located or any portion thereof entered into by Landlord or Landlord’s successors or predecessors in interest from which Landlord’s, its successor’s or predecessor’s interest is derived (said mortgages, deeds of trust and other security instruments, being hereinafter referred to as “Mortgages” and the mortgagees, beneficiaries, and secured parties thereunder from time to time being hereinafter called the “Mortgagees”), and to any and all renewals, extensions, modifications, or refinancings thereof, without any further act of the Tenant, subject to and conditioned upon the requirement that in the event of a foreclosure of a Mortgage, public sale, deed in lieu of foreclosure or other conveyance, this Lease shall not terminate and Tenant shall not be disturbed in its possession of the Premises or its rights under this Lease. Landlord and Tenant agree that, if any proceedings are brought for the foreclosure of any of the Mortgages or if there is a public sale, deed in lieu of foreclosure or other conveyance, Tenant shall attorn to the purchaser and shall recognize the purchaser as the Landlord under this Lease, and make all payments required hereunder to such new Landlord, conditioned upon and provided that so long as Tenant is not in default, this Lease shall not terminate and Tenant’s rights under this Lease and possession of the Premises shall not be disturbed by such purchaser, transferee or any present or future Mortgagee. It is agreed that the new Landlord may pursue its remedies against Tenant, if Tenant is in default under this Lease beyond any applicable cure or grace period. Notwithstanding anything contained herein to the contrary, any Mortgagee may at any time subordinate the lien of its Mortgages to the operation and effect of this Lease without obtaining the Tenant’s consent thereto, by giving the Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgages without regard to the respective dates of execution and/or recordation of such Mortgages and this Lease and thereafter such Mortgagee shall have the same rights as to this Lease as it would have had were this Lease executed and delivered before the execution of such Mortgages. This subordination shall be self-operative, and no further instrument or act on the part of Tenant shall be required to effectuate such subordination. In confirmation thereof, Tenant shall promptly execute such further assurances as may be requested, including, without limitation, the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit A.

22. ESTOPPEL CERTIFICATES.

Tenant agrees at any time, and from time to time, within fifteen (15) days after Landlord’s written request, to execute, acknowledge and deliver to Landlord a written instrument certifying: (a) that this Lease is unmodified and in full force and effect (or if there shall then have been modifications, that the same is in full force and effect as so modified, and setting forth such modifications); (b) that Tenant has accepted possession of the Premises, the date upon which the Term has commenced and the date of the expiration of the Term of this Lease; (c) the dates to which Rent and other charges have been paid in advance, if any; (d) whether or not, to the best knowledge of the signer of such certificate, Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying in detail each such default of which the signer may have knowledge; (e) as to any other matters as may be reasonably so requested; and (f) that it is understood that such instrument may be relied upon by any prospective purchaser, mortgagee, assignee or lessee of Landlord’s interest in this Lease, in the Premises, or any portion or part thereof.

23. PEACEFUL AND QUIET POSSESSION.

Tenant, if and so long as it pays all Rent due hereunder, performs and observes the other terms and covenants to be performed and kept by it as provided in this Lease, shall have the peaceable and quiet possession of the Premises during the Term free of any claims of Landlord or anyone lawfully claiming by, through or under Landlord, subject, however, to the terms of this Lease any Mortgage encumbering the Building or Premises and to matters of public record existing as of the date of this Lease.

24. LANDLORD’S ACCESS TO PREMISES.

Landlord and Landlord’s Agents may, during Tenant’s business hours, with reasonable notice and with Tenant’s escort (except in cases of emergency wherein no notice is required) and without incurring any liability to Tenant, other than liability for personal injuries and damages resulting from the gross negligence or willful misconduct of Landlord or its agents, enter the Premises to inspect them or to make alterations or repairs or for any purpose which Landlord considers necessary for the repair, operation, or maintenance of the Premises; provided, however, that in the case of an emergency, Landlord may enter the Premises at any time, and provided further that upon such entry, Landlord and/or Landlord Agents shall use best efforts not to interfere with Tenant’s use of its Premises. Tenant shall allow, upon 24 hour prior notice, the Premises to be exhibited by Landlord (a) at any time to any representative of a lender or insurance company or to any prospective purchaser of the Premises or Landlord’s interest therein or (b) within twelve (12) months of the end of the Term to any persons who may be interested in leasing the Premises. Landlord agrees not to interfere with Tenant’s use of the Premises or its business. Landlord shall have the right to inspect the Tenant’s internal audit records concerning secured areas of the Premises for the purpose of confirming Tenant’s compliance with all applicable health and safety laws and regulations.

25. COMPLIANCE WITH LEGAL REQUIREMENTS.

Tenant and Tenant’s Agents shall throughout the Term of this Lease, at its sole cost and expense, promptly comply with all any and all federal, state or municipal governments, and of the appropriate departments, commissions, boards and officers thereof, as well as any and all notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted and exercising similar functions (the “Applicable Laws”) relating to the Premises or Tenant’s use of the Premises. Tenant will indemnify, defend (at Landlord’s option) and save Landlord harmless from all penalties, liabilities, damages, costs, expenses, suits, claims, and demands resulting from Tenant’s or Tenant’s Agents’ failure or negligence in this respect. Within ten (10) days after Tenant receives notice, Tenant shall advise Landlord in writing and provide Landlord with copies (as applicable) of any notices, claims, allegations or assertions alleging violation, non-compliance or non-conformance with the Applicable Laws, including any claims made or threatened regarding such non-compliance and relating to any portion of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding such non-compliance with Applicable Laws and relating to any portion of the Premises.

26. BROKERS, COMMISSIONS, ETC.

Landlord and Tenant acknowledge, represent and warrant each to the other that, no broker or real estate agent brought about or was involved in the making of this Lease and that no brokerage fee or commission is due to any other party as a result of the execution of this Lease. Each of the parties hereto agrees to indemnify and hold harmless the other against any claim by any broker, agent or finder based upon the execution of this Lease and predicated upon a breach of the above representation and warranty.

27. RIGHT OF FIRST REFUSAL.

If Landlord makes a bona fide offer to a third party, or receives a bona fide offer from a third party which is acceptable to Landlord, for sale or transfer of the Premises, or an interest therein (a “Purchase Offer”), Landlord shall notify Tenant of the sale or transfer, the name of the offerer, the offered consideration and provisions of the Purchase Offer. Within five (5) business days after receipt of Landlord’s notice, Tenant may elect by notice to Landlord (the “Election Notice”) to purchase the Premises or an interest therein for the consideration and upon substantially the same terms as the other provisions stated in the Purchase Offer; except that (a) the purchase and sale shall close the later of thirty (30) days after Tenant elects to purchase or the date agreed upon by the offerer and (b) Tenant shall deliver to Landlord simultaneously with the Election Notice Tenant a $250,000 earnest money deposit, non-refundable to Purchaser except that the deposit shall be returned to Purchaser if (i) Purchaser terminates the purchase and sale agreement in accordance with the terms and conditions set forth in the Purchase Offer with respect to termination of the Purchase Offer, (ii) closing does not timely occur due to Seller default, or (iii) the purchase and sale agreement is terminated in the event of a casualty or condemnation. Such deposit shall be applied toward the purchase price at closing. Should Tenant fail to exercise this right within the time and in the manner required above, or waives such right in writing, Landlord shall be free to consummate the sale or transfer to the named offerer for the consideration and upon the other provisions set forth in Landlord’s notice to Tenant; however, Landlord agrees that such sale or transfer shall be subject to the provisions of this Lease, including this right of first refusal. If such sale or transfer is not consummated within six (6) months after the expiration of the earlier of the date Tenant fails to exercise its right as hereinabove required or the date Tenant waives such right in writing, the rights granted to Tenant in this Section shall once again apply to the offer described above as well as to any new offer.

28. MISCELLANEOUS.

28.1. Separability. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

28.2. Applicable Law. This Lease shall be given effect and construed by application of the laws of the Commonwealth of Virginia, and any action or proceeding arising hereunder shall be brought in the courts sitting in Chesterfield County, Virginia.

28.3. Authority. Tenant and Landlord represent and warrant, respectively, that each is duly organized and validly existing as an entity in Virginia, that this Lease has been authorized by all necessary parties, is validly executed by an authorized officer or agent of Tenant and Landlord, respectively, and is binding upon and enforceable against Tenant and Landlord, respectively, in accordance with its terms.

28.4. Modifications to Lease. If, in connection with the procurement, continuation or renewal of any financing of the Premises, a lender or Mortgagee shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant under this Lease or adversely affect any rights of Tenant or decrease the obligations of Landlord under this Lease. In the event of any default by Landlord hereunder, the Tenant shall give written notice of such default to the lender or Mortgagee prior to its exercise of any rights hereunder. The lender or Mortgagee shall have the right but not the obligation, within the time periods set forth in Section 18 above, to pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of the Landlord by the provisions of this Lease, and all payments so made, and all things so done and performed by the lender or Mortgagee shall be as effective to prevent the Landlord’s rights from being forfeited or adversely affected because of such default as if it had been done and performed by the Landlord.

28.5. Integration of Agreements. This writing is intended by the parties as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the parties hereto are incorporated herein. No course of prior dealings between the parties or their agents shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the parties or their agents shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease. Other than as specifically set forth in this Lease, no representations, understandings or agreements have been made or relied upon in the making of this Lease. This Lease can only be modified by a writing signed by each of the parties hereto.

28.6. Third Party Beneficiary. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary.

28.7. Captions; Gender. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof. As used in this Lease and where the context so requires, the singular shall be deemed in include the plural and the masculine shall be deemed to include the feminine and neuter, and vice-versa.

28.8. Successors and Assigns. The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

28.9. Joint and Several Liability. If two or more individuals, corporations, partnerships, limited liability companies or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual corporation, partnership, limited liability company or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership, limited liability company or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

28.10. Notices. All notices, demands, and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if sent by hand delivery, national overnight express mail carrier or United States registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord or to Tenant, at the addresses listed in Section 1.4 of this Lease. Either party may designate a change of address by written notice to the other party, in the manner set forth above. Notice, demand and requests which shall be served by registered or certified mail in the manner aforesaid, shall be deemed to have been given at the time of mailing.

28.11. Effective Date of this Lease. Unless otherwise expressly provided, all terms, conditions and covenants by Tenant contained in this Lease shall be effective as of the date set forth in the first paragraph on Page 1 of the Lease unless no date is referenced, then on the date Landlord executes this Lease, in accordance with the terms of this Lease.

28.12. Mortgagee’s Performance. Tenant shall accept the timely performance of any of Landlord’s obligations hereunder by any Mortgagee relating to the financing of the Premises, provided that the Mortgagee’s performance is in accordance with the terms of this Lease.

28.13. Mortgagee’s Liability. No Mortgagee relating to the financing of the Premises not in possession of the Premises shall have any liability whatsoever hereunder.

28.14. Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto.

28.15. No Joint Venture. Any intention to create a joint venture or partnership relationship between the parties hereto is hereby expressly disclaimed.

28.16. Zoning Approvals. Anything herein elsewhere contained to the contrary, this Lease and all the terms, covenants, and conditions hereof are in all respects subject and subordinate to all zoning restrictions affecting the Premises, and Tenant agrees to be bound by such restrictions. Landlord further does not warrant that any license or licenses, permit or permits, which may be required for the business to be conducted by Tenant on the Premises will be granted, or, if granted, will be continued in effect or renewed, and any failure to obtain such license or licenses, permit or permits, or any revocation thereof or failure to renew the same, shall not release the Tenant from its obligations under this Lease. This Lease and the rights and obligations of the parties hereto, shall be interpreted, construed and enforced in accordance with the laws of the Commonwealth of Virginia.

28.17. Force Majeure. In the event that Landlord or Tenant (except with respect to any monetary payment due from Tenant) shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrection, war, or other reason of a like nature, not the fault of the Landlord or Tenant, in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for performance of an such acts shall be extended for a period equivalent to the period of such delay.

28.18. Landlord’s Limitation on Liability. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Premises for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee of the Premises. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim.

28.19. Time of Essence. After commencement of the Lease Term, time is of the essence in this Lease.

28.20. Attorneys’ Fees. If either Landlord or Tenant commences, engages in, or threatens to commence or engage in any legal action against the other party (including, but without limitation, litigation or arbitration) arising out of or in connection with the Lease or the Premises (including, but without limitation (a) the enforcement or interpretation of either party’s rights or obligations under this Lease (whether in contract, tort or both) or (b) the declaration of any rights or obligations under this Lease), the prevailing party shall be entitled to all reasonable expenses incurred as a result of such action, including but not limited to, reasonable attorneys’ fees, expert fees, professional fees and related costs and expenses, said amounts to be immediately paid to the prevailing party. For the purposes of this Section, the term “prevailing party” shall mean the party which obtains a final judgment (beyond any possibility of appeal) or a final determination by a arbitrator against the other party as determined by the court in the legal action or the arbitrator in the arbitration. For legal actions or proceedings which are settled between the parties prior to a final judgment or final decision by a court or arbitrator, the “prevailing party” shall be the party who prevails in the settlement agreement according to the settlement.

28.21. Tenant’s Statement. Within ninety (90) days after Landlord’s written request, Tenant shall furnish Landlord with a copy of its most recent annual financial statement reviewed and certified by an officer of the Tenant. It is mutually agreed that the Landlord may deliver a copy of such statements to its Mortgagee, lender or prospective purchaser of Landlord or Landlord’s interest in the Premises and that Landlord’s authorized representative may review such statements, but otherwise, Landlord shall treat such statements and information contained therein as confidential.

28.22. Headings. The headings of the sections and subsections hereof are provided herein for convenience of reference only, and shall not be considered in construing the contents of such sections or subsections.

28.23. Waste or Nuisance. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment the quiet enjoyment of any person outside the Premises in contravention of such person’s legal rights.

28.24. Corporate Approval. If Tenant is a corporation, Tenant covenants and warrants that it has the requisite corporate approval to enter into and execute this Lease.

28.25 Recordation. Either party may request that the other party execute a memorandum or short form lease for recording, containing the name of the parties, the legal description and term of the Lease, and the party being asked to execute must do so within fifteen (15) days of such written request. The party requesting the memorandum shall pay all of the costs (including any transfer taxes and recordation taxes) payable in connection with the preparation of the memorandum and the recordation.

28.26 Effect of Delivery. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery does not constitute an offer to Tenant or an option to lease. This Lease shall not be effective until a copy has been executed by both Landlord and Tenant.

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SIGNATURES APPEAR ON NEXT PAGE]

SIGNATURE PAGE TO LEASE AGREEMENT

IN WITNESS WHEREOF the parties hereto have executed this Lease under their respective seals as of the day and year first above written.

TENANT:

Bostwick Laboratories, Inc.

By:
David G. Bostwick
Chief Executive Officer

LANDLORD:

Commonwealth Biotechnologies, Inc.

By:
Richard J. Freer, Ph.D.
Chief Operating Officer

EXHIBIT A

Return after recording to:
Branch Banking and Trust Company
, NC
Attn:

STATE OF NORTH CAROLINA
COUNTY OF

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

THIS AGREEMENT is made as of this     day of    , 20    , among        , a        (“Tenant”),        , a        (“Landlord”), and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”).

RECITALS:

1. By that Lease Agreement dated    , 20    (“Lease”), Tenant leased from Landlord the property described on Exhibit A attached hereto and incorporated herein by reference (“Property”).

2. The Bank has made or agreed to make a loan to the Landlord in the principal amount of $         to be secured by a deed of Trust encumbering the Property (“Deed of Trust”).

3. The Tenant and the Bank desire to confirm their understanding with respect to the Lease and the Deed of Trust.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained, the Bank and the Tenant agree and covenant as follows:

1. So long as the Tenant is not in default (beyond any cure period) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease, or is not in default under this Agreement, the Tenant’s possession of Property described in the Lease and the Tenant’s rights and privileges under the Lease, or any extensions or renewals which may be effected in accordance with any option in the Lease, shall not be diminished or interfered with by the Bank and the Tenant’s occupancy of the Property shall not be disturbed by the Bank for any reason whatsoever during the term of the Lease or any extensions or renewals thereof.

2. If the interests of the Landlord are transferred to and owned by the Bank by reason of foreclosure or other proceedings brought by it or by any other manner, and the Bank succeeds to the interest of the Landlord under the Lease, the Tenant shall be bound to the Bank under all of the terms, covenants and conditions of the Lease for the balance of the term remaining and any extensions or renewals which may be effected in accordance with any option in the Lease, with the same force and effect as if the Bank were the Landlord under the Lease. The Tenant does hereby attorn to the Bank as its Landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of either of the parties immediately upon the Bank succeeding to the interest of the Landlord under the Lease. The Tenant, however, shall be under no obligation to pay rent to the Bank, as the Landlord, pursuant to this Agreement until the Tenant has received notice from the Bank that it has succeeded to the interests of the Landlord under the Lease, or that the Bank has exercised its rights under any assignment of leases and rents from Landlord.

3. If the Bank should succeed to the interest of the Landlord under the Lease, the Bank shall be bound to the Tenant under all terms, covenants and conditions of the Lease, and the Tenant shall, from and after the Bank’s succession to the interest of the Landlord under the Lease, have the same remedies against the Bank for the breach of an agreement contained in the Lease that the Tenant might have had under the Lease against the Landlord if the Bank had not succeeded to the interest of the Landlord. The Bank, however, shall not be:

(a) liable for any act or omission of any prior landlord (including the Landlord); or

(b) subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Landlord) unless Bank has received prior written notice thereof from Tenant; or

(c) bound by any rent or additional rent which the Tenant might have paid for more than the current month to any prior landlord (including the Landlord); or

(d) bound by any amendment or modification of the Lease made without the Bank’s consent; or

(e) obligated to construct or finish the construction of any improvements on the Property, unless it expressly assumes such obligation in writing after it succeeds to the interest of the Landlord under the Lease.

4. The Lease now is, and shall at all times continue to be subject and subordinate to the Deed of Trust and to any and all renewals, modifications and extensions thereof, but any and all such renewals, modifications and extensions shall be subject to and entitled to the benefits of the terms of this Agreement. The Tenant agrees to execute such other and further appropriate estoppel certificates as may be requested by the Bank in connection with any such renewals, modifications, and extensions.

5. The Tenant and Landlord shall not agree to any alteration, modification, amendment, waiver or termination of the Lease without providing notice to the Bank of the same.

6. The Tenant shall notify the Bank, by registered or certified mail, return receipt requested, of any default under the Lease on the part of the Landlord which would entitle the Tenant to cancel the Lease or to abate the rent payable thereunder, and agrees that notwithstanding any provision of the Lease, no notice of the cancellation thereof, nor any abatement shall be effective unless the Bank has received notice and has failed, within 30 days of the receipt thereof, to cure such default, or if such default is of a nature which requires a greater length of time to cure, has failed to commence and to diligently prosecute the cure of the Landlord’s default which gave rise to such right of cancellation or abatement.

7. Except in strict compliance with all applicable environmental laws and regulations, the Tenant shall not use the Property for any activities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any hazardous or toxic chemical, material, treatment, or waste, and Tenant shall indemnify and hold Landlord and Bank harmless from any and all costs, expenses, losses, actions, suits, claims, judgments, and any other liability whatsoever, including without limitation, attorneys’ fees and costs, in connection with a breach by Tenant of any federal, state or local environmental protection laws and regulations.

8. All notices hereunder shall be in writing and shall be sufficient if sent by, first-class registered or certified mail, postage prepaid, return receipt requested as follows:

If to the Bank:

Branch Banking and Trust Company

, NC
Attn:
If to the Tenant:

or to such other addresses of which notice has been given as provided above.

9. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto.

10. This Agreement may be recorded by the Tenant only with the prior written consent of the Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BANK:

BRANCH BANKING AND TRUST COMPANY

[CORPORATE SEAL]

Attest:

By:	By:

Title:	Title:

TENANT: (If an Individual)

(SEAL)
Enter Name

(SEAL)
[CORPORATE SEAL]	Enter Name

Attest:	TENANT: (If a Corporation)

By:	By:
Enter Name		Enter Name

Title:	Title:

TENANT: (If a Partnership)

(SEAL)
Enter Name

	By:		(SEAL)
Enter Name
	Title:	General Partner

LANDLORD: (If an Individual)

(SEAL)
Enter Name
(SEAL)
[CORPORATE SEAL]		Enter Name

Attest:		LANDLORD: (If a Corporation)

By:		By:		(SEAL)
	Enter Name		Enter Name

Title:		Title:

LANDLORD: (If a Partnership)

(SEAL)
Enter Name

		By:		(SEAL)
Enter Name
		Title:	General Partner

For an Individual

STATE OF NORTH CAROLINA
COUNTY OF

I,                                 , a Notary Public, do hereby certify that                                 , an individual, Grantor, personally appeared before me this day and acknowledged that (s)he voluntarily signed this Document for the purposes stated therein.

Witness my hand and official stamp or notarial seal, this          day of                     , 20        .

(SEAL)		(SEAL)
Notary Public

My Commission Expires:

For a Corporation:

STATE OF NORTH CAROLINA

COUNTY OF

I,                         , a Notary Public, do hereby certify that                         , Grantor personally came before me this day and acknowledged that (s)he is the                          of                                         , a corporation, Grantor, and that (s)he in such representative capacity voluntarily signed this Document for the purposes stated therein.

Witness my hand and official stamp or notarial seal this          day of         , 20    .

(SEAL)		(SEAL)
Notary Public

My Commission Expires:

For a Partnership/LLC/LLP

STATE OF NORTH CAROLINA

COUNTY OF

I,                                 , a Notary Public, do hereby certify that                                 , Grantor personally came before me this day and acknowledged that (s)he is the                                  (indicate whether general partner, manager or managing member) of                                     , a                                         , Grantor, and that (s)he in such representative capacity voluntarily signed this Document for the purposes stated therein.

Witness my hand and official stamp or notarial seal this          day of                 , 20        .

(SEAL)		(SEAL)
Notary Public

My Commission Expires:

The foregoing or annexed certificate(s) of                                                                  , Notary(ies) Public, has(have) been verified to have the signature, commission expiration date, and official seal, if required. This instrument and this certificate are duly registered at the date and time and in the Book and Page shown on the first page hereof.

REGISTER OF DEEDS	COUNTY

FOR

By:	Deputy/Assistant – Register of Deeds.